UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2026

   First Community Corporation

(Exact name of registrant as specified in its charter)

   South Carolina

(State or other jurisdiction of incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd., Lexington, South Carolina	29072
(Address of principal executive offices)	(Zip Code)

   (803) 951-2265

(Registrant’s telephone number, including area code)

   Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $1.00 per share	FCCO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed by First Community Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 22, 2026, J. Ted Nissen, Executive Vice President and Chief Banking Officer of the Company and President and Chief Executive Officer of First Community Bank (the “Bank”), will retire from all of his officer positions with, and from the boards of directors of, the Company and the Bank, effective December 31, 2026, and the Company and the Bank expected to enter into a transition and consulting agreement with Mr. Nissen.

On September 30, 2026, the Bank and the Company entered into a Consulting Agreement with Mr. Nissen (the “Consulting Agreement”), effective as of January 1, 2027. Under the Consulting Agreement, Mr. Nissen will serve as an independent contractor and outside consultant to support the Bank’s and the Company’s leadership teams as they transition to new roles and responsibilities and to provide continuity and advice regarding the achievement of the Bank’s and the Company’s strategic goals. Mr. Nissen will report to the Chief Executive Officer of the Bank and will work in collaboration with the President and Chief Executive Officer of the Company. Mr. Nissen is expected to devote as much time as needed to the performance of services from January 1, 2027 through March 31, 2027, and sixteen hours or less per week on average from April 1, 2027 through December 31, 2027.

The term of the Consulting Agreement will continue until the earliest of the close of business on December 31, 2027, Mr. Nissen’s death, or Mr. Nissen’s disability (as defined in the Consulting Agreement). As compensation for his services, the Bank will pay Mr. Nissen $40,000 per month for January, February and March 2027 and $15,000 per month for April through December 2027, payable on the fifteenth day of each month beginning January 15, 2027, prorated for any partial month in the event of termination. If the Consulting Agreement terminates due to Mr. Nissen’s death or disability, the Bank will pay Mr. Nissen or his estate a lump sum equal to any amounts earned but unpaid within 60 days after termination. Mr. Nissen will also be reimbursed for reasonable business expenses in accordance with the Bank’s policies. As an independent contractor, Mr. Nissen will not participate in the Bank’s employee benefit plans.

The Consulting Agreement contains customary confidentiality, work product and return-of-property provisions, and incorporates by reference certain provisions of Mr. Nissen’s Amended and Restated Employment Agreement, including its non-solicitation, non-recruitment and non-competition covenants. The time periods for these restrictive covenants continue for twelve months following the termination or expiration of the Consulting Agreement and expire concurrently with the expiration of the restrictive covenants in his employment agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

By:	/s/ D. Shawn Jordan
Name:	D. Shawn Jordan
Title:	Chief Financial Officer

Dated: October 2, 2026